                   CONSOLIDATED, AMENDED, RENEWED AND RESTATED
                                  MORTGAGE NOTE


$122,028,471
                                                              New York, New York
                                                              August 7, 1998

                  This CONSOLIDATED, AMENDED, RENEWED AND RESTATED MORTGAGE NOTE, dated as of August 7, 1998 (the "Note"), is made by HOMESTEAD VILLAGE LIMITED PARTNERSHIP ("Maker"), a Delaware limited partnership having a principal office at c/o Homestead Village Incorporated, 2100 RiverEdge Parkway, Atlanta, Georgia 30328, in favor of MIDLAND LOAN SERVICES, INC., a Delaware corporation (together with its successors and assigns, "Payee"), having its principal office at 210 West 10th Street, Kansas City, Missouri 64105.

                  WHEREAS, Payee is the holder by assignment of those certain mortgage notes described on Schedule A annexed hereto and made a part hereof (the "Original Notes") made by Homestead Village Incorporated, a Maryland corporation ("Homestead") and Atlantic Homestead Village Limited Partnership, a Delaware limited partnership ("AHV"), which Original Notes have been assigned by Homestead and AHV to, and assumed by, Maker;

               WHEREAS, the principal indebtedness evidenced by the Original Notes is Ninety-Eight Million Twenty-Eight Thousand Four Hundred Seventy-One Dollars ($98,028,471);

                  WHEREAS, on the date hereof, Assignee made an additional loan to Assignor in the amount of $24,000,000;

                  WHEREAS,  the Maker and Payee  intend to  consolidate,  amend, renew,  restate,  supercede,  substitute  and replace the Original  Note by this
Note, and this Note shall evidence one consolidated joint and several indebtedness of Maker in the principal amount of ONE HUNDRED TWENTY-TWO MILLION TWENTY EIGHT THOUSAND FOUR HUNDRED SEVENTY ONE DOLLARS ($122,028,471) (the "Loan"); and

                  WHEREAS, Maker and Payee intend these recitals to form an integral part or this Note.

                  NOW THEREFORE, by Maker's execution and delivery of this Note and Payee's acceptance of delivery from Maker of this Note, this Note is deemed to consolidate, amend, renew and restate and substitute the Original Notes and the same are hereby restated in their entirety to read as follows:

                  FOR VALUE RECEIVED, Maker promises to pay to the order of Payee, or its assigns, the Principal Amount (as defined below), together with interest from the date hereof as provided in this Note. Interest accruing hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

                  WHEN USED HEREIN, the following capitalized terms shall have the following meanings.

                  "Anticipated Securitization Maturity Date" if applicable, shall mean the date so designated by the Securitization Extension Notice, which date shall not be earlier than June 30, 2006 or later than June 30, 2008.

                  "Commencement Date" shall mean the first Business Day of the month following the Closing Date.

                  "Closing Date" shall be the date of this Note.

                  "Default Rate" shall be the then interest rate applicable to the Loan Amount (i.e., Initial Interest Rate, Securitization Interest Rate or Revised Interest Rate) immediately prior to an Event of Default, plus 5.0 percent (5.0%) per annum.

                  "Final Maturity Date" shall mean the later of (i) the Initial Maturity Date and (ii) if the Securitization Extension Notice is delivered, the date that is provided in the Securitization Extension Notice (as hereinafter defined), which date shall be between the twentieth (20th) and twenty-third
(23rd) anniversary of the Anticipated Securitization Maturity Date.

                  "Initial Interest Rate" shall mean (a) from the date of this Note through but not including October 1, 1998, a rate of LIBOR plus 1.70 percent (1.70%) per annum, and from October 1, 1998 through but not including December 1, 1998, a rate of LIBOR plus 2.00 percent (2.0%), and from December 1, 1998 through but not including the Initial Maturity Date, at a rate of LIBOR plus 2.25 percent (2.25%).

                  "Initial Maturity Date" shall mean June 30, 1999 or, if the 2 Year Extension Notice is delivered, then June 30, 2001.

                  "Interest Period" shall mean each successive period following the first Payment Date, commencing on a Payment Date and ending on the day immediately preceding the following Payment Date.

                  "LIBOR" shall mean the one (1) month London Interbank Offered Rate for dollar denominated deposits with respect to each Interest Period, rounded up to the nearest one sixteenth of one percent (1/16 %), as determined by Lender in its sole and absolute discretion on the first Business Day of any Interest Period and the Interest Rate shall be adjusted on the first Business Day of the following Interest Period to reflect any changes in LIBOR.

                  "Monthly Amount" shall be the applicable monthly payment required hereunder at the Initial Interest Rate, the Securitization Interest Rate, if applicable or the Revised Interest Rate, if applicable, as the case may be.

                  "Mortgage" shall mean that certain Consolidated Amended and Restated Mortgage, Deed of Trust, Deed to Secure Debt, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of the Closing Date, from Maker to Payee.

                  "Payment Date" shall be the first Business Day of each month commencing on the first business day of the second full month after the Closing Date and continuing to and including the Final Maturity Date.

                  "Principal Amount" $122,028,471

                  "Revised Interest Rate" shall mean, if applicable, on and after the Anticipated Securitization Maturity Date, the Securitization Interest Rate plus 2.0 percent (2.0%).

                  "Securitization Interest Rate" shall mean, if applicable, during the Securitization Extension Term (as hereinafter defined), a rate equal to either LIBOR or the Treasury Rate, plus 2.50 percent (2.50%), as selected in Payee's sole discretion; provided, however, that if the aggregate Net Operating Income from all of the Properties, as determined by Payee in its sole and absolute discretion, for the twelve (12) month period commencing on June 30, 1998 and ending on June 30, 1999, as adjusted with an assumed management fee of 4% of Operating Income (as defined in the Mortgage) and an FF&E reserve of 4% of Operating Income, is less than $18,000,000, at a rate equal to LIBOR or the Treasury Rate, as selected in Payee's sole discretion, plus 3.5 percent (3.5%).

                   "Treasury Rate" shall mean, as of the Initial Maturity Date, the yields, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (1%)) of noncallable United States Treasury obligations with a term of fifteen years, on the basis of Federal Reserve
Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities or other recognized source of comparable financial market information selected by Payee for the week prior to the Initial Maturity Date.

                  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Mortgage.

                  The Principal Amount and interest thereon shall be due and payable in lawful money of the United States as follows:


                  (a) On the date hereof, all interest on the unpaid balance through the end of the month in which the Closing Date occurs shall be due and payable. Thereafter, commencing on the Commencement Date and continuing until the Initial Maturity Date, monthly installments of interest in the Monthly Amount at the Initial Interest Rate shall be due and payable. Each monthly installment shall be due on each Payment Date.

                  (b) In the event the Securitization Extension Notice (as hereinafter defined), is delivered, during the Securitization Extension Term (as hereinafter defined), monthly installments of interest in the Monthly Amount at the Securitization Interest Rate shall be due and payable. Each monthly installment shall be due on each Payment Date.

                  (c) In the event the Securitization Extension Notice is delivered and Maker does not pay the entire Principal Amount of this Note and any other amounts outstanding on or before the Anticipated Securitization Maturity Date, then interest shall thereafter accrue on the unpaid principal balance from time to time outstanding on this Note at the Revised Interest Rate and Maker shall pay on the Anticipated Securitization Maturity Date and on each Payment Date thereafter up to and including the Final Maturity Date the payments provided for in
         Section 4 of the Cash Collateral Agreement (as defined below) in the order of priority set forth therein. Interest accrued at the Revised Interest Rate and not paid pursuant to the preceding sentence shall be deferred and added to the Debt and shall accrue interest at the Revised Interest Rate (to the extent permitted by applicable law) (such accrued interest is hereinafter referred to as "Accrued Interest"). All of the Debt, including Accrued Interest, shall be due and payable on the Final Maturity Date.

                  (d) In addition, all amounts advanced by Payee pursuant to applicable provisions of the Loan Documents (as hereinafter defined), together with any interest at the Default Rate (payable after any applicable grace period set forth herein or in the Mortgage) or other charges as therein provided, shall be immediately due and payable hereunder. In the event any such advance is not so repaid by Maker, Payee may, at its option, first apply any payments received hereunder to repay said advances together with any interest thereon or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment then due. The entire remaining unpaid balance of principal of this Note, all interest accrued thereon and all other sums payable hereunder or under the Loan Documents (collectively, the "Debt") shall be due and payable in full on the Final Maturity Date.

                  (e) Amounts due on this Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Payee or its agent or designee at the address set forth in the recitals above or at such other place as Payee or its agent or designee may from time to time designate in writing.

                  2. This Note is secured by (i) the Mortgage (the "Mortgage"), (ii) an Assignment of Rents and Leases of even date herewith from Maker to Payee, recorded in the above referenced recording offices (the "Assignment ") and (iii) all other documents executed by Maker to or for the benefit of Payee. The Mortgage, Assignment and any other instrument given at any time to evidence or secure this Note are hereinafter collectively called the "Loan Documents."

                  3. At any time prior to the Initial Maturity Date, Maker shall have the right to prepay the principal of this Note in full or in part on any Payment Date or on any other date provided that Maker pays any breakage costs or other costs reasonably incurred by Payee in connection with any prepayment of the Loan or any date other than a Payment Date. Such prepayment shall be made upon not less than fourteen (14) days' prior written notice to Payee, (such date of prepayment shall hereinafter be referred to as the "Prepayment Date"). If the Final Maturity Date is extended beyond the Initial Maturity Date by a Securitization Extension Notice, then Maker shall have the right to prepay the principal of this Note only in accordance with and as provided by the provisions of Securitization Extension Notice.

                  4. If Maker defaults in the payment of any installment of principal and interest on the date on which it shall fall due or in the performance of any of the other agreements, conditions, covenants, provisions or stipulations contained in this Note or in the Loan Documents, and if such default (other than related to the payment of principal and interest) shall continue beyond any applicable notice or grace period provided for in the Mortgage so as to constitute an Event of Default thereunder, then Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid principal balance of this Note, together with interest thereon at an annual rate from and after the date of such default equal to the Default Rate, together with all sums due from Maker under the Loan Documents, anything herein or in the Loan Documents to the contrary notwithstanding. After an Event of Default, interest shall accrue, relating back to the date of the default that gave rise to the Event of Default, at the Default Rate, regardless of whether Payee accelerates the principal balance of the Note. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Mortgage, this Note or any other Loan Document, nor shall it be construed to limit in any way the application of the Default Rate. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Payee in this Note or in the Loan Documents. In the event that: (i) this Note or any Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note or any Security Document; (iii) an attorney is retained to protect or enforce the lien of the Mortgage or any other Loan Document; or (iv) an attorney is retained to represent Payee in any other proceedings whatsoever in connection with this Note, the Mortgage, any of the other Loan Documents or any portion of the Mortgaged Property subject thereto, then Maker shall pay to Payee all reasonable attorney's fees, costs and expenses incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Payee at the Default Rate or at the rate permitted by applicable law.

                  5. If Maker defaults in the payment of any monthly installment on the Payment Date and such default is not cured within five (5) days, then Maker shall pay to Payee a late payment charge in an amount equal to five percent (5%) of the amount of the installment not paid as aforesaid which late charge shall relate back to the date when such installment was first due and payable. Said late charge payments, if payable, shall be secured by the Mortgage and the other Loan Documents, shall be payable without notice or demand by Payee, and are independent of and have no effect upon the rights of Payee under paragraph 4 above. No late charge will be assessed on principal payable on the Final Maturity Date.

                  6. Notwithstanding any other provision of this Note, Payee shall have the following rights to extend the term of this Note:

                  (a) Payee shall have the right until December 15, 1998, upon delivery of a written notice to Maker (the "2 Year Extension Notice"), to extend the term of the Loan to June 30, 2001. Upon delivery of the 2 Year Extension Notice, (i) the Initial Maturity Date shall be deemed to be June 30, 2001; (ii) the Initial Interest Rate shall be deemed to be LIBOR plus 2.25 percent (2.25%),
(iii) Maker shall be required to deliver to Payee (A) legal opinions regarding the non-consolidation of Maker with any other Person and any other matters reasonably requested by Payee in the 2 Year Extension Notice, from an independent counsel acceptable to Payee, in its sole and absolute discretion and in form and substance acceptable to Payee in its sole and absolute discretion and (B) all other documents identified in the 2 Year Extension Notice and customarily required by Payee in connection with the closing of similar loans that have not been previously delivered to Payee and (iv) Payee shall no longer have the right to deliver the Securitization Extension Notice (as hereinafter defined) pursuant to the terms of Section 6(b).

                  (b) Provided Payee has not previously delivered the 2 Year Extension Notice, Payee shall have the right at any time prior to June 10, 1999, upon the delivery of a written notice to Maker (the "Securitization Extension Notice"), to extend the term of the Loan for an additional seven (7) to ten (10) year period, as determined by Payee in its sole and absolute discretion. The period between the Initial Maturity Date and the date identified in the Securitization Extension Notice as the Anticipated Securitization Maturity Date shall be herein referred to as the "Securitization Extension Term." Upon delivery of the Securitization Extension Notice, (i) the Anticipated Securitization Maturity Date shall be deemed to be the date specified as the Anticipated Securitization Maturity Date in the Securitization Extension Notice;
(ii) the Final Maturity Date shall be the date that is provided in the Securitization Extension Notice (as hereinafter defined), which date shall be between the twentieth (20th) and twenty-third (23rd) anniversary of the Anticipated Securitization Maturity Date; (iii) the Securitization Interest Rate beginning on July 1, 1999 shall be deemed to be a rate equal to either LIBOR or the Treasury Rate, plus 2.50 percent (2.50%), as selected in Payee's sole discretion; provided, however, that if the aggregate Net Operating Income from all of the Properties, as determined by Payee in its sole and absolute discretion, for the twelve (12) month period commencing on June 30, 1998 and ending on June 30, 1999, as adjusted with an assumed management fee of 4% of Operating Income and an FF&E reserve of 4% of Operating Income, is less than $18,000,000, then the Securitization Interest Rate shall be deemed to be LIBOR or the Treasury Rate, as selected in Payee's sole discretion, plus 3.5 percent (3.5%); (iv) Maker shall be required to pay to Payee on the Initial Maturity Date an extension fee payment equal to $1,220,285 (i.e., one percent (1%) of the Principal Amount) and (v) Maker shall be required to deliver to Payee (A) legal opinions regarding the non-consolidation of Maker with any other Person and any other matters reasonably requested by Payee in the Securitization Extension Notice, from an independent counsel acceptable to Payee, in its sole and absolute discretion and in form and substance acceptable to Payee in its sole and absolute discretion and (B) all other documents identified in the Securitization Extension Notice and customarily required by Payee in connection with the closing of similar loans that have not been previously delivered to Payee

                  7. Maker and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder. SUBJECT TO THE PROVISIONS OF
SECTION 33 OF THE MORTGAGE, MAKER ACKNOWLEDGES THAT IT SHALL BE LIABLE AND RESPONSIBLE FOR (I) THE DEBT, (II) ALL SUMS THAT WILL, FROM TIME TO TIME, BECOME DUE AND PAYABLE UNDER THIS NOTE, (III) ANY OF THE OBLIGATIONS CONTAINED IN, OR THAT MAY ARISE FROM, ANY OF THE LOAN DOCUMENTS AND (IV) ANY AND ALL OBLIGATIONS UNDER ANY LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, THE MORTGAGE.

                  8. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

                  9. This Note has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the internal laws of the State of New York (the "State"),without regard to choice of law rules.

                  10. The parties hereto intend and believe that each provision in this Note comports with all applicable law. However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such provision shall be given full force and effect to the fullest possible extent that is legal, valid and enforceable, that the remainder of this Note shall be construed as if such unlawful, void or unenforceable provision were not contained therein, and that the rights, obligations and interest of Maker and the holder hereof under the remainder of this Note shall continue in full force and effect; provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Payee with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of the following paragraph.

                  11. It being the intention of Payee and Maker to comply with the laws of the State with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note, the Mortgage, or any of the other Loan Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount ("Excess Interest") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note. If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, the Mortgage, or any of the other Loan Documents, then in such event:

                           (i)    the provisions of this paragraph shall govern;

                           (ii) Maker shall not be obligated to pay any Excess Interest;

                           (iii) any Excess Interest that Payee may have received hereunder shall, at the option of Payee, be (x) applied as a credit against the unpaid principal balance then due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (y) refunded to the payor thereof or (z) any combination of the foregoing;

                           (iv) the applicable interest rate or rates provided for herein shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Mortgage and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

                           (v) Maker shall not have any action or remedy against Payee for any damages whatsoever or any defense to enforcement of this Note, the Mortgage or any other Loan Document arising out of the payment or collection of any Excess Interest (provided such Excess Interest is paid as set forth above).

                  12. Upon any endorsement, assignment, or other transfer of this Note by Payee or by operation of law, the term "Payee," as used herein, shall mean such endorsee, assignee, or other transferee or successor to Payee then becoming the holder of this Note. This Note shall inure to the benefit of Payee and its successors and assigns and shall be binding upon the undersigned and its successors and assigns. The term "Maker" as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Maker.

                  13. Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing and shall be given as provided in the Mortgage.

                  14. To the extent that Maker makes a payment or Payee receives any payment or proceeds for Maker's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Maker hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Payee.

                  15. Maker shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Payee all documents, and take all actions, reasonably required by Payee from time to time to confirm the rights created or now or hereafter intended to be created under this Note and the Loan Documents, to protect and further the validity, priority and enforceability of this Note and the Loan Documents, to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase Maker's obligations under this Note.

                  16.  No  modification,   amendment,   extension,  discharge,
termination or waiver (a "Modification") of any provision of this Note, or any one or more of the other Loan Documents, nor consent to any departure by Maker therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Maker shall entitle Maker to any other or future notice or demand in the same, similar or other circumstances. Payee does not hereby agree to, nor does Payee hereby commit itself to, enter into any Modification.

                  17. Maker hereby expressly and unconditionally waive, in connection with any suit, action or proceeding brought by Payee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which if not asserted in the suit, action or proceeding brought by Payee on this Note could be barred) and
(c) have the same consolidated with any other or separate suit, action or proceeding.


                  18. Notwithstanding anything in this Note, the Mortgage or the other Loan Documents, no personal liability shall be asserted or enforceable against (i) Maker, (ii) any Affiliate of Maker, (iii) any Person owning directly or indirectly, any legal or beneficial interest in Maker or any Affiliate of Maker, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by Payee in respect of the Obligations, this Note, the Mortgage or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Payee, and each successive holder of this Note shall accept the Mortgage and this Note upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Payee's remedies in its sole discretion shall be any or all of:

               (1)  Foreclosure of the lien of the Mortgage in accordance   with
                    the terms and provisions set forth in the Mortgage;

               (2) Action against any other security at any time given to secure the payment of this Note and under the other Loan Documents; and

               (3) Exercise of any other remedy set forth in the Mortgage or any other Loan Document.

                  The lien of any judgment against Maker and any proceeding instituted on, under or in connection with this Note or the Mortgage, or both, shall not extend to any property now or hereafter owned by Maker or any Exculpated Party other than the Net Operating Income from, and the ownership interest of Maker in, the Mortgaged Property and the other security for the payment of the Mortgage or this Note.

                  Notwithstanding anything to the contrary in this Note or any of the Loan Documents, Payee shall not be deemed to have waived any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt evidenced by this Note or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with the Loan Documents.

                  Notwithstanding anything in this Note to the contrary, there shall at no time be any limitation on Maker's liability for the payment to Payee of: (1) condemnation awards or insurance proceeds which Maker has received and to which Payee is entitled pursuant to the terms of this Note or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under this Note or the Mortgage, or used for the repair or replacement of the Mortgaged Property pursuant to the Mortgage, or (2) all loss, damage and expense as incurred by Payee and arising from any fraud, or intentional misrepresentation of Maker, or (3) any misappropriation of Rents or security deposits by Maker or any Affiliate of Maker after an Event of Default, to the extent of such misappropriation.

                  19.ab Any legal action or proceeding with respect to this Note and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, Maker hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Maker irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by service of process upon Maker at the address for notices set forth herein. Maker hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Maker in any other jurisdiction.

                  20. This Note may be executed in counterparts, which together shall constitute one and the same instrument.

                  21. Payee shall maintain a register, setting forth the name of the holder or holders of this Note. From time to time, at the request of Maker, Payee shall inform Maker of the name or name of such holder(s).

                  22. Maker and Payee agree that the interest rate, from time to time, applicable to the Loan Amount or any other amounts due under this Note shall not exceed the Maximum Lawful Rate (as hereinafter defined). Maker and Payee agree that the Default Rate hereunder shall not exceed the Maximum Lawful Rate, and in no event shall the late charges set forth in paragraph 5 hereof, together with all other interest on the indebtedness evidenced by this Note, exceed the Maximum Lawful Rate. Maker and Payee agree that if all or any portion of the late payment charge described in Section 5 of this Note, or all or any portion of the Prepayment Premium (as may be provided in the Securitization Extension Notice) is deemed to be interest under applicable law, in no event shall interest in excess of the Maximum Lawful Rate be due or payable. As used herein, "Maximum Lawful Rate " means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest that, at the time in question, would not cause the interest charged on this Note at such time to exceed the maximum amount that Payee would be allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under this Note or the other Loan Documents. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under this Note, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the other Loan Documents. This paragraph shall control over any contrary provision set forth in this Note or in the other Loan Documents.

                  IN  WITNESS   WHEREOF,   Maker  and  Payee  have  caused  this
Consolidated, Amended, Renewed and Restated Mortgage Note to be executed and delivered as of the day and year first above written.

                                 MAKER:

                                 HOMESTEAD VILLAGE LIMITED PARTNERSHIP,
                                 a Delaware limited partnership

                                 By: HVI Incorporated, a Delaware corporation, its General Partner


                                       By:________________________________
                                          Name:    Laura L. Hamilton
                                          Title:   Senior Vice President


                                          Attest:______________________________
                                          Name:    J. Michael Dugan
                                          Title:  Assistant Secretary

                                 [CORPORATE SEAL]

Signed, sealed and delivered
in the presence of:

______________________________
Witness

______________________________
Witness

                                  PAYEE:

                                  MIDLAND LOAN SERVICES, INC.,
                                  a Delaware corporation


                                  By:________________________________
                                  Name: Alan H. Torgler
                                  Title:


                                  [CORPORATE SEAL]


Signed, sealed and delivered
in the presence of:

________________________________
Witness

________________________________
Witness